UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2020

RECRUITER.COM GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-53641	90-1505893
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Waugh Dr. Suite 300

Houston, Texas 77007

(Address of principal executive offices) (Zip Code)

(855) 931-1500

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4©)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 below is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 5.02 below is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Recruiter.com Group, Inc. (the “Company”) elected both Deborah Leff and Nicholas Florio as directors of the Company. The terms of the appointments of Leff and Florio were finalized on September 7, 2020. The Board determined that both Ms. Leff and Mr. Florio are each “independent” directors pursuant to the definition of independence under Rule 5605(a)(2) of the Nasdaq Listing Rules. The Board also appointed Ms. Leff to the Compensation Committee and Nomination Committee of the Board, and Mr. Florio to the Audit Committee and Compensation Committee of the Board.

Mr. Florio provides business consulting and financial advice to a variety of closely held private businesses. From 1991 to 2019 he was a Senior Partner at Citrin Cooperman & Company, LLP in Charge of the firms. Employment and Staffing Practice that had over 200 clients in that space. He specialized in corporate re-structuring, strategic tax planning and M&A advisory matters.  Prior to his retirement Mr. Florio was also a long-standing member of the Citrin Cooperman’s Executive Committee. With over 30 years of experience in the staffing and employment arena, Mr. Florio’s experience in this area included providing advice on corporate structuring; design of stock incentive and deferred compensation plans; merger and acquisition due diligence and consulting; among general business and tax advice. He was also a  member of the Board of Directors of both the New York Staffing Association (“NYSA”) and New Jersey Staffing Association (“NJSA”) and was the President of the Industry Partner Group of NYSA for over 20 years. He is a graduate of Pace University with a degree in accounting. In addition, Mr. Florio is a member of the New York State Society of Certified Public Accountants as well as the American Institute of CPAs. He is a member of the board of directors of Staffing 360 Solutions, Inc. and is the Chairman of the Company’s Audit Committee.

In consideration of Mr. Florio’s agreement to join the Board, Mr. Florio shall receive an annual cash stipend of $20,000, payable in equal quarterly installments of $5,000. In addition, Mr. Florio shall receive a grant of 50,000 options to purchase the Company’s common stock (the “Stock Options”), with an exercise price of $2.50 and which shall vest in equal amounts over a period of three years from the Effective Date, as shall be determined by the Board, subject to his continued service on the Board through such vesting date. Upon the occurrence of a Change in Control (as defined in the Company’s 2017 Equity Incentive Plan), any un-vested options shall vest immediately, provided Mr. Florio serves on the Board as of the date of such Change in Control. The Stock Options will be issued under the Company’s 2017 Equity Incentive Plan (the “Plan”). In addition, in consideration for Mr. Florio serving as the chair of both the Company’s Audit Committee of the Board and the Company’s Merger and Acquisition Team, Mr. Florio shall receive an additional cash stipend of $5,000, payable in quarterly installments, and 36,000 shares of the Company’s common stock, payable on a quarterly basis.

Ms. Leff has served as a Global Leader at IBM since October 2012 and most recently held the position of Global Industry CTO for Data Science and AI. Ms. Leff was selected for appointment to the Board for her experience with successfully implementing Artificial Intelligence and Machine Learning projects to drive strategic outcomes. Ms. Leff has worked with Senior Leaders of Fortune 1000 companies to gain critical insights from data to drive customer experience and optimize business operations. In addition, Ms. Leff has built and run global sales teams and brings experience and expertise in Sales Management and Sales Execution. Ms. Leff is also the Founder of Girls Who Solve, a STEM education program for high school girls that focuses on how Data Science and technology can be used to solve a range of challenges in both for-profit and nonprofit organizations.

In consideration of Ms. Leff’s agreement to join the Board, Ms. Leff shall receive an annual cash stipend of $20,000, payable in equal quarterly installments of $5,000. In addition, Ms. Leff shall receive a grant of 50,000 Stock Options, with an exercise price of $2.50, and which shall vest in equal amounts over a period of three years from the Effective Date, as shall be determined by the Board, subject to her continued service on the Board through such vesting date. Upon the occurrence of a Change in Control, any un-vested options shall vest immediately, provided Ms. Leff serves on the Board as of the date of such Change in Control. The Stock Options will be issued under the Plan.

There is no arrangement or understanding between either Mr. Florio or Ms. Leff and any other persons pursuant to which either Mr. Florio or Ms. Leff was elected as a director of the Company. There are no family relationships between either Mr. Florio or Ms. Leff and any of the Company’s officers or directors. Other than as described herein, there are no other transactions to which the Company or any of its subsidiaries is a party in which either Mr. Florio or Ms. Leff has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On September 9, 2020, the Company issued a press release announcing the appointment of Mr. Florio and Ms. Leff as members of the Board. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any other purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing unless specifically provided otherwise.

Item 9.01 Financial Statements and Exhibits.

Exhibits:

Exhibit No.	Description
10.1*	Director Agreement, dated August 29, 2020, by and between the Company and Nicholas Florio
10.2*	Director Agreement, dated August 28, 2020, by and between the Company and Deborah Leff
99.1*	Press Release, dated September 9, 2020

*	Filed herewith.
****	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RECRUITER.COM GROUP, INC.

Dated: September 10, 2020	By:	/s/ Evan Sohn
	Name:	Evan Sohn
	Title:	Chief Executive Officer

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